EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Proxy Statement of North Carolina Railroad Company, filed with the Securities and Exchange Commission on February 27, 1998, of our report dated February 25, 1998, with respect to the financial statements of North Carolina Railroad Company included in this Annual Report (10-K) for the year ended December 31, 1997.




                                                       /s/ERNST & YOUNG LLP


Raleigh, North Carolina
March 26, 1998